CONTRATO DE ARRENDAMIENTO DE INMUEBLE DE USO COMERCIAL

CIUDAD Y FECHA: Bogotá D. C., 26 de noviembre de 2021

ARRENDADOR:

R&B INVERSIONES S.A.S., sociedad comercial, debidamente constituida de acuerdo con las leyes de la República de Colombia, identificada con NIT 901.035.586-3, con domicilio en la ciudad de Funza - Cundinamarca, representada en este acto por MAGDA VIVIANA ROMERO BAUTISTA, identificada con cédula de ciudadanía No. 52.154.704, quien en adelante se denominará el "ARRENDADOR".

ARRENDATARIO:

ONE WORLD PHARMA SAS, sociedad comercial, debidamente constituida de acuerdo con las leyes de la República de Colombia, identificada con NIT 901.098.493-7, con domicilio en la ciudad de Bogotá D.C., representada en este acto por MARISELA ESTEBANA DIAZ, identificada con cédula de extranjería No. 1.057.091, debidamente autorizada por su asamblea de accionistas, quien en adelante se denominará el "ARRENDATARIO".

CLÁUSULAS

CLÁUSULA 1. OBJETO: Mediante el presente contrato el ARRENDADOR concede al ARRENDATARIO a título de arrendamiento la tenencia, uso y goce del inmueble identificado en la Cláusula Tercera, obligándose éste a pagar aquél el canon de arrendamiento establecido en este documento.

CLÁUSULA 2. LEGISLACION: El presente contrato se regirá en todas sus partes por las cláusulas aquí consignadas y por la ley de la República de Colombia.

CLÁUSULA 3. DIRECCIÓN DEL INMUEBLE: Km 7,3 Vía Medellín, Parque Industrial Interpark, Bodega 73, Funza, Cundinamarca, Colombia. El inmueble objeto de arrendamiento se encuentra identificado con la

LEASE AGREEMENT FOR A PROPERTY WITH COMMERCIAL USE

CITY AND DATE: Bogotá D.C., November 26, 2021

LESSOR:

R&B INVERSIONES S.A.S., a commercial company, duly incorporated in accordance with the laws of the Republic of Colombia, identified with NIT 901.035.586-3, domiciled in the city of Funza - Cundinamarca, represented in this agreement by MAGDA VIVIANA ROMERO BAUTISTA, identified with citizenship card No. 52,154,704, hereinafter the "LESSOR".

LESSEE:

ONE WORLD PHARMA S.A.S., a commercial company, duly incorporated in accordance with the laws of the Republic of Colombia, identified with NIT 901.098.493-7, domiciled in the city of Bogotá DC, represented in this act by MARISELA ESTEBANA DIAZ, identified with foreign citizenship card No. 1,057,091, duly authorized by its shareholders' assembly, hereinafter the "LESSEE".

CLAUSES

CLAUSE 1. PURPOSE: Through this agreement, the LESSOR grants the LESSEE by way of lease the possession, use and enjoyment of the property identified in the Third Clause, the latter being obliged to pay the rental fee established in this document.

CLAUSE 2. APPLICABLE LAW: This contract will be governed in all its parts by the clauses set forth herein and by the law of the Republic of Colombia.

CLAUSE 3. PROPERTY ADDRESS: Km 7.3 Vía Medellín, Interpark Industrial Park, Bodega 73, Funza, Cundinamarca, Colombia. The leased property is identified with real estate registration No. 50C-1961637, with an area of 3,780 square meters.

matrícula inmobiliaria No. 50C-1961637 y cuya área corresponde a 3.780 metros cuadrados.	
CLÁUSULA 4. PRECIO Y FORMA DE PAGO: El precio mensual del arrendamiento es la suma de **COP $57.339.000**, más IVA, que el ARRENDATARIO se obliga a pagar al ARRENDADOR en su totalidad, y en forma anticipada dentro de los cinco (5) primeros días calendario de cada mes durante la vigencia del presente contrato, previa presentación de la factura correspondiente. El pago se efectuará mediante consignación o transferencia bancaria a nombre del ARRENDADOR en la Cuenta Corriente No. 0090 6999 7782 del Banco Davivienda, El ARRENDATARIO debe enviar por correo electrónico a rybinversiones@gmail.com y facturasrybinversiones@gmail.com el comprobante de pago una vez realizado. Este contrato es título ejecutivo suficiente para el cobro del canon de arrendamiento.	**CLAUSE 4. PRICE AND FORM OF PAYMENT:** The monthly rental price is the amount of COP$57,339,000, plus VAT, which the LESSEE is obliged to pay to the LESSOR in in its entirety, and in advance within the first five (5) calendar days of each month during the term of this contract, upon presentation of the corresponding invoice. Payment will be made by deposit or wire transfer in the name of the LESSOR in the Checkings Account No. 0090 6999 7782 of Banco Davivienda, The LESSEE must send by email to rybinversiones@gmail.com and invoicesrybinversiones@gmail.com the proof of payment once done. This contract is sufficient executive title for the collection of the rental fee.
PARÁGRAFO PRIMERO: En caso de mora (después del día sexto de cada mes) en el pago del precio del arrendamiento, el ARRENDATARIO reconocerá y pagará durante ella al ARRENDADOR, los intereses de mora estipulados por ley a la tasa máxima legal permitida.	**FIRST PARAGRAPH:** In case of default (after the sixth day of each month) in the payment of the rental price, the LESSEE will recognize and pay the LESSOR during it, the default interest stipulated by law at the maximum legal rate allowed.
PARÁGRAFO SEGUNDO: La mera tolerancia del ARRENDADOR en aceptar el pago del precio del arrendamiento con posterioridad a su vencimiento, no se entenderá como ánimo de novación o de modificación del término establecido para el pago en este contrato.	**SECOND PARAGRAPH**: The tolerance of the LESSOR in accepting the payment of the rental price after its expiration will not be understood as an intention of novation or modification of the term established for payment in this contract.
PARÁGRAFO TERCERO. En caso de mora o retardo en el cumplimiento de las obligaciones a cargo del ARRENDATARIO, el ARRENDADOR queda facultado para exigir además del canon de arrendamiento adeudado y los intereses moratorios, el pago de los honorarios de abogado y demás gastos de cobranza judicial y/o extrajudicial, para lograr el salvamento o recobro tramitado por dicha vía, los cuales se estiman desde ya en un treinta por ciento (30%) del valor en mora.	**THIRD PARAGRAPH**: In case of delay in the fulfillment of the obligations in charge of the LESSEE, the LESSOR is empowered to demand, in addition to the rental fee owed and the default interest, the payment of attorney's fees and other judicial collection expenses and / or extrajudicial, to achieve the salvage or recovery processed by said means, which are already estimated at thirty percent (30%) of the value in arrears.
PARÁGRAFO CUARTO. El canon de arrendamiento del primer mes de vigencia del presente contrato será pagado por el ARRENDATARIO el 1 de enero de 2022.	**FOURTH PARAGRAPH**: The rental fee for the first month of validity of this contract will be paid by the LESSEE on January 1, 2022.

CLÁUSULA 5. VIGENCIA: El termino de duración de este contrato es de diez (10) años contados a partir del 1 de enero de 2022.	**CLAUSE 5. TERM**: The term of this contract is ten (10) years as of January 1, 2022.
CLÁUSULA 6. PRORROGAS: Si a la fecha de vencimiento del término inicial o de cualquiera de sus prórrogas, ninguna de las partes ha dado aviso a la otra con una antelación no menor a seis (6) meses a la fecha de vencimiento, su intención de darlo por terminado, el presente contrato de arrendamiento se entenderá prorrogado automáticamente, por términos sucesivos de cinco (5) años, siempre y cuando cada una de las partes haya cumplido con las obligaciones a su cargo.	**CLAUSE 6. EXTENSIONS**: If on the expiration date of the initial term or any of its extensions, neither party has given notice to the other with no less than six (6) months prior to the expiration date, its intention to terminate the agreement, this lease will be understood to be automatically extended, for successive terms of five (5) years, as long as each of the parties has complied with the obligations under its charge.
CLÁUSULA 7. REAJUSTE DEL CANON DE ARRENDAMIENTO: En el mes de enero del año inmediatamente siguiente al de la suscripción de este contrato, y así sucesivamente cada doce (12) meses de ejecución del mismo, en sus prorrogas tácitas o expresas, el precio mensual del arrendamiento se reajustará en el equivalente al índice de precios al consumidor (IPC) del año inmediatamente anterior emitida por el DANE más un (1) punto porcentual.	**CLAUSE 7. READJUSTMENT OF THE RENTAL PRICE**: In the month of January of the year immediately following the signing of this contract, and so on every twelve (12) months of execution of the same, in its tacit or express extensions, the monthly price of the lease will be readjusted in the equivalent of the consumer price index (CPI) of the immediately previous year issued by DANE plus one (1) percentage point.
CLÁUSULA 8. SERVICIOS PUBLICOS: A partir del momento de la entrega del inmueble al ARRENDATARIO y hasta la fecha de su desocupación y restitución del mismo al ARRENDADOR, será obligación de aquél el pago de los servicios públicos de ACUEDUCTO, ALCANTARILLADO, TELEFONO, RECOLECCIÓN DE BASURAS Y ENERGIA ELECTRICA. Igualmente, si como consecuencia del no pago oportuno de los servicios públicos las empresas respectivas los suspenden y/o retiran el contador, serán de cargo del ARRENDATARIO el pago de los intereses de mora, sanciones, y los gastos que demande su reconexión.	**CLAUSE 8. PUBLIC SERVICES**: From the moment the property is delivered to the LESSEE and until the date of its vacating and restitution of the same to the LESSOR, it will be the obligation of the LESSEE to pay for the public services of AQUEDUCT, SEWER, TELEPHONE, COLLECTION OF GARBAGE AND ELECTRICAL ENERGY. Likewise, if as a consequence of the timely non-payment of public services, the respective companies suspend them and / or remove the meter, the LESSEE will be responsible for the payment of default interest, penalties, and the expenses required for their reconnection.
PARÁGRAFO PRIMERO. Las reclamaciones que tengan que ver con la óptima prestación o facturación de los servicios públicos anotados, serán tramitadas directamente por el ARRENDATARIO ante las respectivas empresas prestadoras del servicio. Cualquier otro servicio adicional al que pretenda acceder el ARRENDATARIO, tales como Internet, televisión, telefonía, será de cargo del ARRENDATARIO quien se obliga a terminar	**FIRST PARAGRAPH**. Claims related to the optimal provision or billing of the listed public services will be processed directly by the LESSEE with the respective service provider companies. Any other additional service that the LESSEE intends to access, such as Internet, television, telephony, will be borne by the LESSEE who undertakes to terminate said contracts and / or subscription by the date of restitution of the property.

REPÚBLICA DE COLOMBIA GALVIS MARTÍNEZ-VILLALBA NOTARIO TREINTA Y UNO

dichos contratos y/o suscripción para la fecha de restitución del inmueble.	
PARÁGRAFO SEGUNDO. La mora en el pago de los servicios públicos es causal de terminación del presente contrato.	**SECOND PARAGRAPH**. The delay in the payment of public services is grounds for termination of this contract.
CLÁUSULA 9. CUMPLIMIENTO DE NORMAS, REGLAMENTO DE PROPIEDAD HORIZONTAL, MANUAL DE OPERACIÓN Y OBLIGACIONES ESPECIALES PARA LOS USUARIOS DEL PARQUE LOGISTICO INTERPARK. El inmueble objeto de este contrato e identificado en el certificado de tradición y libertad adjunto, documento que también forma parte integrante del presente contrato está sometido no solo a la normativa legal aplicable, sino también al reglamento de propiedad horizontal del Parque Logístico Interpark, EL Manual de Operación del Parque Logístico Interpark y demás documentos aplicables. El ARRENDATARIO, se obliga, a cumplir a cabalidad con las disposiciones derivadas de la normativa aplicable, del régimen de propiedad horizontal y demás manuales mencionados y contemplado en la ley 675 de 2001, en cuanto sean aplicables; las sanciones por incumplimiento de las normas aplicables, reglamento de propiedad horizontal y manuales, serán asumidas en su totalidad por EL ARRENDATARIO. Por lo anterior, es claro y así es entendido por las partes, que el ARRENDATARIO tiene la obligación de informarse y cumplir en debida forma todas y cada una de las obligaciones establecidas en las normas, reglamentos, resoluciones, decretos y cualquier otra norma de naturaleza pública o privada, ya sea de carácter local, municipal, departamental o nacional, que le resulte aplicable a los residentes y usuarios de las áreas comunes y privadas del Parque Logístico Interpark, por lo que el incumplimiento de las mismas será responsabilidad única y exclusiva del ARRENDATARIO, facultando por lo mismo al ARRENDADOR o a los propietarios del inmueble para dar por terminado de inmediato este contrato en caso de incumplimiento.	**CLAUSE 9. COMPLIANCE WITH STANDARDS, HORIZONTAL PROPERTY REGULATIONS, OPERATION MANUAL AND SPECIAL OBLIGATIONS FOR INTERPARK LOGISTICS PARK USERS.** The property leased under this contract and identified in the attached good standing and incumbency certificate, which is an integral part of this contract is subject not only to the applicable legal regulations, but also to the horizontal property regulations of the Interpark Logistics Park, The operations manual of Interpark Logistics Park and other applicable documents. The LESSEE is obliged to fully comply with the provisions derived from the applicable regulations, the horizontal property regime and other manuals mentioned and contemplated in Law 675 of 2001, insofar as they are applicable; the sanctions for non-compliance with the applicable rules, horizontal property regulations and manuals, will be fully assumed by THE LESSEE. Therefore, it is clear and thus understood by the parties, that the LESSEE has the obligation to inform himself and duly comply with each and every one of the obligations established in the rules, regulations, resolutions, decrees and any other standard of nature. public or private, whether of a local, municipal, departmental or national nature, that is applicable to residents and users of the common and private areas of the Interpark Logistics Park, so non-compliance with them will be the sole and exclusive responsibility of the LESSEE, thereby empowering the LESSOR or the owners of the property to immediately terminate this contract in the event of non-compliance.
PARÁGRAFO: El control de ingreso para las personas que trabajan en el Parque Logístico Interpark se hace mediante tarjetas de proximidad asignadas a cada persona, las cuales son obligatorias. El costo de estas tarjetas lo debe asumir EL ARRENDATARIO.	**PARAGRAPH**: Entry control for people who work in the Interpark Logistics Park is done through proximity cards assigned to each person, which are mandatory. The cost of these cards must be borne by the LESSEE.

CLÁUSULA 10. OBLIGACIONES DEL ARRENDATARIO: **1.** Pagar el precio del arrendamiento dentro del plazo y en el lugar estipulado en el presente contrato. **2.** Cuidar el inmueble y las cosas recibidas en arrendamiento. En caso de daños o deterioros distintos a los derivados del uso normal o de la acción del tiempo, que fueren imputables al mal uso del inmueble, o a su propia culpa, el ARRENDATARIO deberá efectuar oportunamente y por su cuenta las reparaciones o sustituciones necesarias. **3.** Pagar a tiempo los servicios, cosas o usos conexos y adicionales, así como las cuotas ordinarias de administración. **4.** Cumplir con las normas que le resulten aplicables a la copropiedad. **5.** Asumir el valor y realizar las reparaciones locativas del inmueble arrendado. **6.** Cumplir con las normas de carácter general establecidas en la legislación civil, comercial y de policía. **7.** Restituir el inmueble arrendado en el momento de terminación del presente contrato. **8.** Constituir la garantía establecida en la Cláusula Décima Tercera.

CLAUSE 10. UNDERTAKINGS OF THE LESSEE: 1. Pay the rental price within the term and in the place stipulated in this contract. 2. Take care of the property and the things received in lease. In case of damage or deterioration other than those derived from normal use or the action of time, which are attributable to the misuse of the property, or to its own fault, the LESSEE must carry out the necessary repairs or replacements in a timely manner and on his own. 3. Pay on time the services, things or related and additional uses, as well as the ordinary administration fees. 4. Comply with the rules that are applicable to co-ownership. 5. Assume the value and carry out the locative repairs of the leased property. 6. Comply with the general standards established in civil, commercial and police legislation. 7. Restore the leased property at the time of termination of this contract. 8. Constitute the guarantee established in the Thirteenth Clause.

PARÁGRAFO: El incumplimiento total o parcial de cualquier obligación a cargo del ARRENDATARIO constituirá justa causa para dar por terminado este contrato de arrendamiento en cualquier tiempo. Sin perjuicio de lo anterior, el ARRENDADOR podrá mantener vigente este contrato en aquellos casos en los que el ARRENDATARIO subsane en un término no superior a cinco (5) días hábiles su incumplimiento.

PARAGRAPH: The total or partial breach of any obligation in charge of the LESSEE will constitute just cause to terminate this lease at any time. Notwithstanding the foregoing, the LESSOR may keep this contract in force in those cases in which the LESSEE remedies its breach in a term not exceeding five (5) business days.

CLÁUSULA 11. OBLIGACIONES DEL ARRENDADOR: **1.** Entregar al ARRENDATARIO el 1 de enero de 2022 el inmueble dado en arrendamiento. **2**. Entregar con el inmueble los servicios, cosas o usos conexos para el fin convenido**. 3.** Asumir el valor de los impuestos a la propiedad del inmueble. **4.** Asumir el valor de las cuotas extraordinarias de administración. 5 **.** Asumir el valor y realizar las reparaciones necesarias del inmueble arrendado o a reembolsar su valor en caso las mismas sean efectuadas por el ARRENDATARIO, previa autorización escrita del ARRENDADOR. Si el ARRENDATARIO realizar mejoras necesarias sin autorización del ARRENDADOR, el valor de las mismas será asumido por el ARRENDATARIO.

CLAUSE 11. UNDERTAKINGS OF THE LESSOR: 1. Deliver the leased property to the LESSEE on January 1, 2022. 2. Deliver with the property the services, things or related uses for the agreed purpose. 3. Assume the value of property taxes on the property. 4. Assume the value of the extraordinary administration fees. 5 . Assume the value and carry out the necessary repairs of the leased property or to reimburse its value in case they are carried out by the LESSEE, with the prior written authorization of the LESSOR. If the LESSEE makes the necessary improvements without the authorization of the LESSOR, the value thereof will be assumed by the LESSEE.

CLÁUSULA 12. PREAVISOS PARA LA ENTREGA: Las partes se obligan, en caso de terminación del contrato, a dar el correspondiente preaviso para la entrega a través del servicio postal autorizado o correo electrónico con seis (6) meses de anticipación a la finalización del plazo original o de su prórroga; subsistiendo durante dichas prórrogas todas las garantías, compromisos y estipulaciones de este contrato. Las notificaciones podrán ser remitidas conjunta o separadamente a las direcciones de notificación incluidas en este contrato, o a las que aparecen inscritas en el registro mercantil de la Cámara de Comercio de cada una de las partes.

CLAUSE 12. ADVANCE FOR DELIVERY: The parties are obliged, in the event of termination of the contract, to give the corresponding advance notice for delivery through the authorized postal service or email six (6) months prior to the end of the original term or its extension; subsisting during said extensions all the guarantees, commitments and stipulations of this contract. Notifications may be sent jointly or separately to the notification addresses included in this contract, or to those that appear registered in the commercial register of the Chamber of Commerce of each of the parties.

CLÁUSULA 13. GARANTÍA: Para garantizar el cumplimiento de todas y cada una de las obligaciones contraídas en virtud de este Contrato, el ARRENDATARIO se compromete a entregar al ARRENDADOR el 1 de enero de 2022, un depósito de dinero en garantía por QUINIENTOS CUARENTA Y CUATRO MILLONES TRESCIENTOS VEINTE MIL PESOS MONEDA LEGAL (COP$544.320.000), el cual podrá ser utilizado por el ARRENDADOR como pago de cualquier suma de dinero adeudada por el ARRENDATARIO al ARRENDADOR, cuyo plazo de pago se encuentre vencido y en general para compensar los intereses, daños y perjuicios derivados del incumplimiento por parte del ARRENDATARIO de cualquier obligación asumida por el ARRENDATARIO en virtud de este contrato. El ARRENDATARIO se compromete a reponer cualquier suma que sea deducida de dicho depósito por parte del ARRENDADOR, dentro de los diez (10) días hábiles siguientes a la fecha en que el ARRENDADOR hubiera utilizado las sumas correspondientes. El ARRENDADOR devolverá al ARRENDATARIO las sumas que no se hubieren utilizado del depósito, en el momento de terminación del presente contrato y de restitución del inmueble arrendado, de ser el caso. De igual manera, el ARRENDADOR, deberá restituir el valor de esta garantía al ARRENDATARIO una vez se haga un nuevo estudio de arrendamiento del inmueble y se haya aprobado y emitido una póliza de seguro de cumplimiento la cual deberá garantizar las obligaciones del ARRENDATARIO bajo el presente contrato, entre ellas, el pago de los cánones de arrendamiento, el IVA, las cuotas de administración, el valor de los servicios públicos y los daños al inmueble, y la que deberá tener un

CLAUSE 13. GUARANTEE: To guarantee compliance with each and every one of the obligations contracted by virtue of this Contract, the LESSEE undertakes to deliver to the LESSOR on January 1, 2022, a deposit of money in guarantee for FIVE HUNDRED FORTY AND FOUR MILLION THREE HUNDRED TWENTY THOUSAND PESOS LEGAL CURRENCY (COP$544,320,000), which may be used by the LESSOR as payment of any sum of money owed by the LESSEE to the LESSOR, whose payment term has expired and in general to offset the interests, damages and losses derived from the breach by the LESSEE of any obligation assumed by the LESSEE by virtue of this contract. The LESSEE undertakes to replace any amount that is deducted from said deposit by the LESSOR, within ten (10) business days following the date on which the LESSOR had used the corresponding amounts. The LESSOR will return to the LESSEE the amounts that have not been used from the deposit, at the time of termination of this contract and of restitution of the leased property, if applicable. Likewise, the LEESOR shall reimburse the value of this guarantee to the LESSEE once a new lease study has been made, and a compliance insurance policy is issued and approved. The former, must guarantee obligations of the LESSEE under this contract, including the payment of the lease fees, VAT, administration fees, the value of public services and damage to the property, and it shall be of a value equivalent to ten (10) lease fees, effective for the term of the contract. The insurance policy must be issued by an insurance company authorized to operate in the Republic of Colombia. In this case, of an extension of the term of this contract, the LESSEE undertakes to extend the term of the insurance policy for the

valor equivalente a diez (10) cánones de arrendamiento, vigentes por el término de duración del contrato. La póliza de seguro deberá ser emitida por una compañía aseguradora habilitada para funcionar en la República de Colombia. En caso de prórroga del término de duración del presente contrato, el ARRENDATARIO se obliga a extender la vigencia de la póliza de seguro por el mismo término de la prórroga. Igualmente, en caso de afectación de la póliza de seguro el ARRENDATARIO se obliga a reponer su valor y a acreditar tal situación frente al ARRENDADOR.	same term of the extension. Likewise, in the event of the insurance policy being affected, the LESSEE undertakes to replace its value and to prove such situation to the LESSOR.
El depósito que deberá ser entregado por el ARRENDATARIO al ARRENDADOR deberá ser consignado en la misma cuenta bancaria referida en la cláusula cuarta de este documento y la devolución del mismo por parte del ARRENDADOR al ARRENDATARIO, de ser el caso, deberá hacerse en la cuenta Corriente No. 00130631000100043171 del Banco BBVA Colombia a nombre de One World Pharma S.A.S., identificada con NIT 901098493 dentro de los quince (15) días hábiles siguientes a la terminación del presente contrato o a la presentación y entrega de la póliza de cumplimiento señalada en el párrafo anterior por parte del ARRENDATARIO, salvo que la póliza de seguro sea rechazada por el ARRENDADOR dentro de este mismo plazo por no cumplir con los terminos y condiciones previstos en este documento, caso en el cual este plazo solo comenzará a contar a partir de la entrega de una póliza de seguro que cumpla con lo establecido en el presente Contrato. El ARRENDADOR se obliga a que la devolución que haga por concepto de depósito en garantía al ARRENDATARIO estará libre de deducciones, impuestos o retenciones, salvo por el gravamen a los movimientos financieros o cualquier otro impuesto o retención ordenado por ley.	The deposit to be delivered by the LESSEE to the LESSOR shall be deposited in the same bank account referred to in clause four of this document. The return thereof by the LESSOR to the LESSEE, if applicable, shall be made to the checking account No. 00130631000100043171 of Banco BBVA Colombia in the name of One World Pharma S.A.S., identified with NIT 901098493, within fifteen (15) business days following the termination of this contract or upon presentation and delivery of the compliance insurance policy caused by the LESSEE, as indicated in the preceding paragraph, unless the compliance insurance policy is rejected by the LESSOR within this same period for not complying with the terms and conditions set forth in this document, case in which this period will only begin to count from the delivery of an insurance policy that complies with the provisions of this Contract. The LESSOR undertakes that the refund made by way of security deposit to the LESSEE shall be free of deductions, taxes or withholdings, except for the tax on financial movements or any other tax or withholding required by law.
CLÁUSULA 14. RECIBO Y ESTADO: El ARRENDATARIO declara que conoce el estado actual del inmueble objeto de este contrato, el cual se encuentra en buen estado de servicio y conservación, conforme al inventario que se suscribirá por separado en el momento de la entrega y que se considera incorporado a este documento; y se obliga a cuidarlo, conservarlo y mantenerlo y a restituirlo en el mismo estado en	**CLAUSE 14. RECEIPT AND STATUS:** The LESSEE declares that it knows the current state of the property that is the object of this contract, which is in good service and conservation, according to the inventory that will be signed separately at the time of delivery and that is considered incorporated into this document; and it is obliged to take care of it, preserve it and maintain it and to restore it in the same state in which it was received, except for normal

REPUBLICA DE COLOMBIA
JULIO CESAR
NOTARIO TREINTA Y UNO

que lo recibió salvo el deterioro normal causado por el paso del tiempo y su uso legítimo.	deterioration caused by the passage of time and its legitimate use.
PARÁGRAFO: Los daños al inmueble ocasionados por el mal trato o descuido del ARRENDATARIO, durante su tenencia, serán de su cargo. El ARRENDADOR estará facultado para compensarlos contra el depósito o a reclamarlos judicial o extrajudicialmente en caso de haberlos cubierto por su cuenta.	**PARAGRAPH**: Damage to the property caused by poor treatment or neglection of the LESSEE, during the term of this contract, will be its responsibility. The LESSOR will be empowered to compensate them against the deposit or to claim them judicially or extrajudicially in case of having covered them on his own.
CLÁUSULA 15. REPARACIONES Y MEJORAS: Las variaciones y reformas efectuadas por el ARRENDATARIO al inmueble, serán por cuenta de este, y requerirán previa autorización escrita del ARRENDADOR para desarrollarlas. En caso contrario dichas mejoras accederán al inmueble, sin lugar a indemnización para quien las efectué. En todo caso, las variaciones y reformas efectuadas sin autorización, serán consideradas como un incumplimiento del presente contrato y causal de terminación del mismo. Las reparaciones locativas no requerirán autorización del ARRENDADOR y su valor y realización será por cuenta del ARRENDATARIO. Las reparaciones necesarias serán a cargo y por cuenta del ARRENDADOR.	**CLAUSE 15. REPAIRS AND IMPROVEMENTS**: The variations and reforms made by the LESSEE to the property will be at the expense of the LESSEE and will require prior written authorization from the LESSOR to develop them. Otherwise, said improvements will access the property, without compensation for whoever made them. In any case, variations and reforms carried out without authorization will be considered as a breach of this contract and cause for its termination. The locative repairs will not require authorization from the LESSOR and their value and realization will be at the expense of the LESSEE. The necessary repairs will be at the expense and expense of the LESSOR.
CLÁUSULA 16. CLÁUSULA PENAL: El incumplimiento por parte del ARRENDATARIO de cualquiera de las cláusulas de este contrato, lo constituirá en deudor del ARRENDADOR en una suma equivalente a tres (3) cánones mensuales de arrendamiento vigentes en el momento de tal incumplimiento, a título de pena, que será exigible sin necesidad de requerimiento alguno y a los cuales renuncia el ARRENDATARIO, sin perjuicio de los demás derechos que tiene el ARRENDADOR para hacer cesar el arrendamiento y exigir judicialmente la entrega del inmueble. El presente contrato será prueba sumaria suficiente para el cobro de esta pena al ARRENDATARIO. Se entenderá en todo caso que el pago de la pena no extingue el cumplimiento de la obligación principal y que el ARRENDADOR podrá pedir a la vez el pago y la indemnización de perjuicios, si es el caso. El presente contrato será prueba sumaria suficiente para el cobro de esta pena al ARRENDATARIO. La mora en el incumplimiento de pago de sumas de dinero causará intereses moratorios a la tasa máxima legal permitida. La terminación anticipada del presente contrato por parte del	**CLAUSE 16. PENALTY CLAUSE**: The breach by the LESSEE of any of the clauses of this contract, will constitute the LESSEE a debtor of the LESSOR in an amount equivalent to three (3) monthly rental fees in force at the time of such breach, as a penalty, which will be enforceable without the need for any requirement and to which the LESSEE waives, without prejudice to the other rights that the LESSOR has to terminate the lease and legally demand the delivery of the property. This contract will be sufficient summary evidence to collect this penalty from the LESSEE. In any case, it will be understood that the payment of the penalty does not extinguish the fulfillment of the main obligation and that the LESSOR may request both payment and compensation for damages, if applicable. This contract will be sufficient summary evidence to collect this penalty from the LESSEE. The default in the payment of sums of money will cause default interest at the maximum legal rate allowed. The early termination of this contract by the LESSEE before the end of the initial duration or any of its

ARRENDATARIO antes del termino de duración inicial o de cualquiera de sus prorrogas, causará la pena establecida en el artículo 2003 del Código Civil.	extensions, will cause the penalty established in article 2003 of the Civil Code.
CLÁUSULA 17. REQUERIMIENTOS: El ARRENDATARIO renuncia expresamente a los requerimientos previstos en la ley, especialmente a los contenidos en los artículos 1595 y 2007 del Código Civil y en general a los que consagre cualquier norma sustancial o procesal para efectos de la constitución en mora.	**CLAUSE 17. REQUIREMENTS**: The LESSEE expressly waives the requirements set forth in the law, especially those contained in articles 1595 and 2007 and in general to those that establish any substantial or procedural norm for the purposes of the constitution in default.
CLÁUSULA 18. SUBARRIENDO Y CESIÓN: El ARRENDATARIO no está facultado para ceder el arriendo ni subarrendar, a menos que medie autorización previa y escrita del ARRENDADOR. En caso de contravención, el ARRENDADOR podrá dar por terminado el contrato de arrendamiento y exigir la entrega del inmueble. El ARRENDATARIO autoriza y acepta cualquier cesión que haga el ARRENDADOR del presente contrato siempre y cuando conste por escrito y se notifique mediante comunicación enviada por correo certificado al ARRENDATARIO. La notificación se entenderá surtida desde la fecha de envío de la citada comunicación.	**CLAUSE 18. SUB-LEASE AND ASSIGNMENT**: The LESSEE is not empowered to assign the lease or sublease, unless there is prior written authorization from the LESSOR. In case of contravention, the LESSOR may terminate the lease and demand the delivery of the property. The LESSEE authorizes and accepts any assignment made by the LESSOR of this contract as long as it is in writing and notified by means of a communication sent by certified mail to the LESSEE. The notification will be understood to have been issued from the date of dispatch of the aforementioned communication.
CLÁUSULA 19. EXENCIÓN DE RESPONSABILIDAD: El ARRENDADOR y los propietarios del inmueble arrendado no asumen responsabilidad alguna por los daños o perjuicios que el ARRENDATARIO pueda sufrir por causas atribuibles a terceros, o proveniente de sus empleados o dependientes, ni por robos, hurtos, ni por siniestros causados por incendio, inundación o terrorismo. Serán de cargo, costo y obligación del ARRENDATARIO las medidas de seguridad del inmueble objeto de este contrato.	**CLAUSE 19. EXEMPTION OF LIABILITY**: The LESSOR and the owners of the leased property do not assume any responsibility for the damages that the LESSEE may suffer due to causes attributable to third parties, or from their employees or dependents, nor for theft, theft, or for losses caused by fire, flood or terrorism. The security measures of the property that are the object of this contract will be the responsibility, cost and obligation of the LESSEE.
PARÁGRAFO: Si el ARRENDATARIO no tomare el seguro por cualquier circunstancia o dejare expirar su vigencia, los gastos, daños o riesgos inherentes a cualquier siniestro que llegare a ocurrir serán de cargo exclusivo del ARRENDATARIO, incluyendo aquellos referidos a la afectación del inmueble objeto de arrendamiento.	**PARAGRAPH**: If the LESSEE does not hire the insurance for any circumstance or allows its validity to expire, the expenses, damages or risks inherent to any loss that occurs will be the exclusive responsibility of the LESSEE including those referring to the affectation of the property that is the object of the lease.
CLÁUSULA 20. EXIGIBILIDAD Y MERITO EJECUTIVO: Las obligaciones de pagar sumas en dinero a cargo de cualquiera de las partes, serán exigibles ejecutivamente con	**CLAUSE 20. ENFORCEMENT AND EXECUTIVE MERIT**: The obligations to pay sums in money in charge of any of the parties, will be enforceable based on this lease agreement

REPUBLICA DE COLOMBIA
NOTARIO TREINTA Y UNO

base en el presente contrato de arrendamiento y de conformidad con lo dispuesto en los Códigos Civil y Código General del Proceso. Respecto de las deudas a cargo del ARRENDATARIO por concepto de servicios públicos domiciliarios o expensas comunes dejadas de pagar, el ARRENDADOR podrá repetir lo pagado contra el ARRENDATARIO por la vía ejecutiva mediante la presentación de las facturas, comprobantes o recibos de las correspondientes empresas debidamente pagados, y la manifestación que haga el demandante bajo la gravedad del juramento de que dichas facturas o cuentas fueron pagadas por él. En este caso, El ARRENDADOR podrá dar por terminado unilateralmente con justa causa el presente contrato y exigir la entrega inmediata del inmueble, para lo cual el ARRENDATARIO renuncia expresamente a los requerimientos privados y judiciales previstos en la ley: (artículos 1595 y 2007 del Código Civil).	and in accordance with the provisions of the Civil Codes and General Process Code. Regarding the debts in charge of the LESSEE for the concept of domiciliary public services or common expenses not paid, the LESSOR may repeat what was paid against the LESSEE by executive means by presenting the invoices, vouchers or receipts from the corresponding companies duly paid, and the statement made by the plaintiff under the gravity of the oath that said bills or accounts were paid by him. In this case, the LESSOR may unilaterally terminate this contract with just cause and demand the immediate delivery of the property, for which the LESSEE expressly waives the private and judicial requirements provided by law: (Articles 1595 and 2007 of the Code Civil).
CLÁUSULA 21. TERMINACIÓN Y PLAZO DE CURA: Las partes manifiestan que si transcurridos treinta (30) días calendario contados a partir del momento en que el ARRENDADOR o los propietarios del inmueble tengan conocimiento de cualquier evento que afecta el uso o la conservación del mismo, o antes de este plazo en caso de amenaza o daño del inmueble a juicio del ARRENDADOR, éste o aquellos podrán dar por terminado con justa causa este contrato de arrendamiento. Tales eventos incluyen pero no se limitan a: a) El simple retiro del ARRENDATARIO del inmueble sin hacer entrega formal del mismo al ARRENDADOR, o b) La desatención de las labores de conservación del inmueble, o c) El no pago de los servicios públicos y/o la suspensión de estos, o d) Cualquier hecho que afecte la seguridad e integridad física del inmueble o de los inmuebles vecinos, entre otros, que puedan llegar a causar perjuicios a estos y/o a terceros, o e) El abandono o desocupación del inmueble por el ARRENDATARIO. Tales hechos serán motivo suficiente para dar la facultad al ARRENDADOR o a quien lo represente, para penetrar y acceder al inmueble y recuperar su tenencia, con el solo requisito de la presencia de dos (2) testigos en procura de evitar el deterioro y desmantelamiento del inmueble. La presente facultad se entiende impartida expresamente por el ARRENDATARIO mediante la firma del presente contrato.	**CLAUSE 21. TERMINATION AND TERM OF CURE**: The parties state that if after thirty (30) calendar days from the moment the LESSOR or the owners of the property become aware of any event that affects its use or conservation, or before this period in case of threat or damage to the property in the opinion of the LESSOR, he or those may terminate this lease with just cause. Such events include but are not limited to: a) The simple withdrawal of the LESSEE from the property without formally handing it over to the LESSOR, or b) The neglect of the maintenance of the property, or c) The non-payment of public services and / or the suspension of these, or d) Any event that affects the security and physical integrity of the property or neighboring properties, among others, that may cause damage to these and / or third parties, or e) The abandonment or vacation of the property by the LESSEE. Such facts will be sufficient reason to give the LESSOR or whoever represents him the power to enter and access the property and regain his possession, with the only requirement of the presence of two (2) witnesses in order to avoid the deterioration and dismantling of the property. This power is understood to be expressly imparted by the LESSEE by signing this contract.

CLÁUSULA 22. AUTORIZACIÓN PARA LA CONSULTA Y REPORTE DE INFORMACIÓN EN CENTRALES DE RIESGO: El ARRENDATARIO autoriza expresamente al ARRENDADOR y a los propietarios del inmueble arrendado y a su eventual cesionario o subrogatario para incorporar, reportar, procesar y consultar en bancos de datos la información relacionada o derivada de este contrato. En virtud de lo anterior éstos podrán consultar, en cualquier tiempo, en cualquier central de información de riesgo, toda la información relevante para conocer el desempeño del ARRENDATARIO y su capacidad de pago; estando facultados para reportar a cualquier central de información de riesgo, datos, tanto sobre el cumplimiento oportuno como sobre el incumplimiento, si lo hubiere, de las obligaciones crediticias a cargo del ARRENDATARIO, o de los deberes legales de contenido patrimonial, de tal forma que éstas presenten una información veraz, pertinente, completa actualizada y exacta del desempeño como deudor después de haber cruzado y procesado diversos datos útiles para obtener una información significativa.

CLAUSE 22. AUTHORIZATION FOR THE CONSULTATION AND REPORT OF INFORMATION IN RISK CENTERS: The LESSEE expressly authorizes the LESSOR and the owners of the leased property and its eventual assignee or subrogate to incorporate, report, process and consult data banks related or derived from this contract. By virtue of the foregoing, they may consult, at any time, in any risk information center, all the relevant information to know the performance of the LESSEE and his payment capacity; being empowered to report to any risk information center, data, both on the timely compliance and on the non-compliance, if any, of the credit obligations in charge of the LESSEE, or of the legal duties of patrimonial content, in such a way that they present truthful, pertinent, complete updated and accurate information on the performance as a debtor after having crossed and processed various useful data to obtain meaningful information.

CLÁUSULA 23. RESTITUCIÓN DEL INMUEBLE: Terminado el presente contrato, el ARRENDATARIO deberá entregar el inmueble al ARRENDADOR en forma personal o a quien éste autorice para recibirlo, conforme al inventario inicial, obligándose a presentar los recibos de servicios públicos y cuotas de administración debidamente pagados. En relación con los servicios públicos pendientes de verificar, el ARRENDATARIO garantizará su pago mediante provisión proporcional y equivalente al promedio de sus dos (2) últimos consumos según la facturación respectiva. No será válida ni se entenderá como entrega formal y material del inmueble arrendado la que se realice por medios diferentes a los estipulados en la ley o en el presente contrato. **PARÁGRAFO:** El ARRENDATARIO renuncia expresamente a exigir suma alguna por concepto de prima comercial o "Good Will" a la terminación del presente contrato. No podrá en consecuencia, exigir ninguna suma o contraprestación por este concepto al ARRENDADOR.

CLAUSE 23. PROPERTY RETURN: Once this contract is terminated, the LESSEE must hand over the property to the LESSOR personally or whoever he authorizes to receive it, according to the initial inventory, obliging himself to present the receipts of public services and administration fees duly paid. In relation to the public services pending verification, the LESSEE will guarantee their payment through a proportional provision equivalent to the average of their last two (2) consumptions according to the respective billing. It will not be valid nor will it be understood as formal and material delivery of the leased property that which is carried out by means other than those stipulated in the law or in this contract. PARAGRAPH: The LESSEE expressly waives to demand any sum for the commercial premium or "Good Will" upon termination of this contract. Consequently, he may not demand any sum or consideration for this concept from the LESSOR.

CLÁUSULA 24. CAUSALES DE TERMINACIÓN. Sin perjuicio del término de

CLAUSE 24. TERMINATION CLAUSES: CAUSES OF TERMINATION:

duración del presente contrato, este podrá ser terminado en cualquier tiempo por parte del ARRENDADOR en los siguientes casos: a) Por la cesión de este contrato por parte del ARRENDATARIO sin la debida autorización del ARRENDADOR. b) el cambio de destinación del inmueble. c) el no pago del canon de arrendamiento del inmueble dentro del término previsto en este contrato. d) la destinación del inmueble para fines ilícitos o contrarios a las buenas costumbres, o que representen peligro para el inmueble o la salubridad de sus habitantes. e) la realización de mejoras, cambios o ampliaciones del inmueble, sin expresa autorización del ARRENDADOR. f) el no pago de los servicios públicos o de las cuotas ordinarias de administración a cargo del ARRENDATARIO. g) La inclusión del ARRENDATARIO o sus representantes legales o socios en una lista internacional para la prevención del lavado de activos, la financiación del terrorismo o la financiación de la proliferación de armas de destrucción masiva, o la ocurrencia de una situación de pérdida de capacidad financiera o embargos del ARRENDATARIO. h) Las demás previstas en la ley y en este contrato. Adicionalmente, el contrato podrá darse por terminado por cualquiera de las siguientes causas: 1) Por mutuo acuerdo entre las partes. 2) Unilateralmente por el ARRENDADOR ante el incumplimiento del ARRENDATARIO de las obligaciones contraídas en el presente contrato, que no haya sido subsanado en un término prudencial de cinco (5) días hábiles. 3) Las demás causas establecidas en este contrato o la ley.	Notwithstanding the term of this contract, it may be terminated at any time by the LESSOR in the following cases: a) By the assignment of this contract by the LESSEE without the proper authorization of the LESSOR. b) the change of destination of the property. c) non-payment of the rental fee of the property within the term provided in this contract. d) the destination of the property for illicit purposes or contrary to good customs, or that represent a danger to the property or the health of its inhabitants. e) the realization of improvements, changes or extensions of the property, without express authorization of the LESSOR. f) Non-payment of public services or ordinary administration fees paid by the LESSEE. g) The inclusion of the LESSEE or their legal representatives or partners in an international list for the prevention of money laundering, the financing of terrorism or the financing of the proliferation of weapons of mass destruction, or the occurrence of a situation of loss of capacity financial or liens of the LESSEE. h) Others provided for in the law and in this contract. Additionally, the contract may be terminated for any of the following reasons: 1) By mutual agreement between the parties. 2) Unilaterally by the LESSOR due to the breach of the LESSEE of the obligations contracted in this contract, which has not been rectified within a reasonable period of five (5) business days. 3) The other causes established in this contract or the law.
CLÁUSULA 25. NOTIFICACIÓNES: Para efectos de recibir notificaciones judiciales y extrajudiciales, las partes en cumplimiento del artículo 12 de la ley 820 de 2003, y al suscribir este contrato, proceden a indicar sus respectivas direcciones y teléfonos de contacto a continuación:	**CLAUSE 25. NOTICES**: For the purposes of receiving judicial and extrajudicial notifications, the parties in compliance with article 12 of Law 820 of 2003, and when signing this contract, proceed to indicate their respective addresses and contact telephone numbers below:
EL ARRENDATARIO	**THE LESSE**
Nombre: ONE WORLD PHARMA S.A.S. NIT: 901.098.493-7 Dirección de Notificación: Calle 123 7-51 Oficina 502 Edificio Kaiwa Teléfonos: Fijo 745-8601 Cel 314 8780-518 Ciudad: Bogotá Correo electrónico: gerencia@owpsas.com	Name: ONE WORLD PHARMA S.A.S. NIT: 901.098.493-7 Notification Address: Calle 123 7-51 Oficina 502 Edificio Kaiwa Phones: Fijo 745-8601 Cel 314 8780-518 Town: Bogotá Email: gerencia@owpsas.com

EL ARRENDADOR	**THE LESSOR**
Nombre: R&B INVERSIONES SAS NIT: 901.035.586-3 Dirección de Notificación: Autopista Medellín Km 7 / Celta Trade Park Bodega 43. Teléfono: 6018966317 Municipio: Funza Correo electrónico: viviana.romero@ideplas.com	Name: R&B INVERSIONES SAS NIT: 901.035.586-3 Notification Address: Autopista Medellín Km 7 / Celta Trade Park Bodega 43. Phone: 6018966317 Municipality: Funza Email: viviana.romero@ideplas.com
En caso de discrepancia entre la versión en Español y en Inglés de este acuerdo, la versión en Español prevalecerá.	In case of discrepancy between the Spanish and the English version of this agreement, the Spanish version will prevail.
EN CONSTANCIA DE LO ANTERIOR, firmamos las partes en dos (2) copias de igual valor, el 26 de noviembre de 2021 y declaramos que hemos recibido copia del presente conato.	DUE TO THE FOREGOING, the parties execute in this agreement in two (2) copies of equal value, on November 26, 2021 and declare that we have received a copy of this contract.

El ARRENDATARIO

Por: Marisela Estebana Díaz
Cédula de Extranjería No. 1.057.091

EL ARRENDADOR

Por: Magda Viviana Romero Bautista
Cédula de Ciudadanía No. 52.154.704

REPUBLICA DE COLOMBIA
GALVIS MARTINEZ ... CESAR
NOTARIO TREINTA Y UNO (31)

EN BLANCO

7594263

DILIGENCIA DE RECONOCIMIENTO DE FIRMA Y CONTENIDO DE DOCUMENTO PRIVADO
Artículo 68 Decreto Ley 960 de 1970 y Decreto 1069 de 2015

En la ciudad de Bogotá D.C., República de Colombia, el trece (13) de diciembre de dos mil veintiuno (2021), en la Notaría Treinta Y Uno (31) del Círculo de Bogotá D.C., compareció: MARISELA ESTEBANA DIAZ, identificado con Cédula Extranjeria 1057091 y declaró que la firma que aparece en el presente documento es suya y el contenido es cierto.

n4m6epk0xzw0
13/12/2021 - 08:48:28



----- Firma autógrafa -----

El compareciente no fue identificado mediante biometría en línea debido a: Extranjero (Pasaporte - Cédula de extranjería).

Acorde a la autorización del usuario, se dio tratamiento legal relacionado con la protección de sus datos personales y las políticas de seguridad de la información establecidas por la Registraduría Nacional del Estado Civil.

Este folio se vincula al documento de CONTRATO DE ARRENDAMIENTO DE INMUEBLE DE USO COMERCIAL signado por el compareciente.

JULIO CESAR GALVIS MARTINEZ-VILLALBA

Notario Treinta Y Uno (31) del Círculo de Bogotá D.C.

Consulte este documento en www.notariasegura.com.co
Número Único de Transacción: n4m6epk0xzw0

DILIGENCIA DE RECONOCIMIENTO DE FIRMA Y CONTENIDO DE DOCUMENTO PRIVADO
Artículo 68 Decreto Ley 960 de 1970 y Decreto 1069 de 2015

7698210

En la ciudad de Cota, Departamento de Cundinamarca, República de Colombia, el dieciseis (16) de diciembre de dos mil veintiuno (2021), en la Notaría Única del Círculo de Cota, compareció: MAGDA VIVIANA ROMERO BAUTISTA, identificado con Cédula de Ciudadanía / NUIP 52154704 y declaró que la firma que aparece en el presente documento es suya y el contenido es cierto.

----- Firma autógrafa -----

drzpkr51jm1w
16/12/2021 - 11:55:18



Conforme al Artículo 18 del Decreto - Ley 019 de 2012, el compareciente fue identificado mediante cotejo biométrico en línea de su huella dactilar con la información biográfica y biométrica de la base de datos de la Registraduría Nacional del Estado Civil.
Acorde a la autorización del usuario, se dio tratamiento legal relacionado con la protección de sus datos personales y las políticas de seguridad de la información establecidas por la Registraduría Nacional del Estado Civil.
Este folio se vincula al documento de CONTRATO DE ARRENDAMIENTO DE INMUEBLE DE USO COMERCIAL signado por el compareciente.

Notaría Única de Cota - Cundinamarca

REPUBLICA DE COLOMBIA
CONSUELO E. ULLOA H
NOTARIA

CONSUELO EMILCE ULLOA HERRERA

Notario Único del Círculo de Cota, Departamento de Cundinamarca

Consulte este documento en www.notariasegura.com.co
Número Único de Transacción: drzpkr51jm1w